Exhibit 99.2

       Lawson Software Reports First Quarter Fiscal 2007 Financial Results


     ST. PAUL, Minn.--(BUSINESS WIRE)--Oct. 3, 2006--Lawson Software, Inc. (Nasdaq:LWSN) today reported its financial results for its first quarter of fiscal 2007, the first full quarter of post-combination results of Intentia International AB, which was acquired in April 2006. Lawson reported GAAP (generally accepted accounting principles) revenues of $161.8 million for its fiscal 2007 first quarter ended August 31, 2006. This was an increase of 84 percent from revenues of $87.9 million in its fiscal 2006 first quarter. The increase in revenues is primarily attributable to the consolidation of revenues of the former Intentia. Excluded from these results is $4.6 million of deferred maintenance and service revenue that was written down under the purchase accounting method used for the acquisition of Intentia. Adjusting for this purchase accounting impact, non-GAAP revenues would have been $166.4 million.

     GAAP net loss was $15.8 million, or $0.08 per share, compared with GAAP net income of $4.2 million, or $0.04 per diluted share, in the same period last year. The net loss is primarily attributable to the consolidation of the former Intentia's costs and operating expenses. Also included in these results are pre-tax expenses totaling $15.1 million for amortization of acquired intangible assets, restructuring charges, amortization of purchased maintenance contracts, and acquisition related costs, and $2.1 million of non-cash stock-based compensation as a result of adopting FAS 123(R) in the period. (Under the FAS 123(R) method, stock-based employee compensation cost is recognized using the fair-value based method for all unvested stock options after June 1, 2006.) Excluding these costs and expenses, the non-GAAP net income would have been $4.7 million or $0.02 per diluted share.

     "We achieved our total non-GAAP revenue and non-GAAP EPS guidance ranges in this first full quarter of combined Lawson and Intentia operations, but there was one area in which we did not execute well," said Harry Debes, Lawson president and chief executive officer. "License fee contracting and revenue were below expectations. However, maintenance and consulting revenues were strong and expenses were well managed thereby allowing us to achieve bottom-line results in line with our expectations. The integration of our international operations and the orientation of our sales and services employees had more impact than we anticipated but I am confident that this is now behind us. Our sales pipeline is strong, we are executing on our operating plans, and feedback from customers during the last quarter has been very positive. We're looking forward to improved results throughout the coming quarters."

     Second Quarter Fiscal 2007 Guidance

     For the second quarter of fiscal year 2007 ending Nov. 30, 2007, the company is estimating GAAP revenue of $172 million to $180 million, excluding approximately $3 million of deferred maintenance and services revenue written down under the purchase accounting method used for the Intentia acquisition. Including this amount, the company estimates non-GAAP revenues of $175 million to $183 million. The company anticipates a GAAP net loss of $0.02 to $0.00 per fully diluted share. Non-GAAP fully diluted earnings per share is forecasted between $0.03 and $0.05, excluding approximately $10 million of pre-tax expenses related to the amortization of acquisition-related intangibles, stock-based compensation charges, and integration costs. The company anticipates software license contracting in the range of $33 million to $36 million with recognized license revenues of $22 million to $25 million.

     First Quarter Fiscal 2007 Key Metrics:

     -- Cash, cash equivalents and marketable securities were $289 million, compared to $307 million in the fiscal 2006 fourth quarter. Cash position was primarily impacted by pay down of liabilities that existed at acquisition date and by one-time costs related to the merger

     -- Total deferred revenues of $160.5 million increased more than $3 million from the fourth quarter

     -- Total license contracting was $25 million compared to $18 million in the first quarter of fiscal 2006 due to the inclusion of M3 (former Intentia product line) business in fiscal 2007 results

     -- License fees declined 10 percent year-over-year due to high rates of deferred license revenue for both S3 (former Lawson product line) and M3 and lower-than-expected contracting for both product lines

     -- 228 total deals were signed at an average selling price of $113,000, compared with 109 total deals at an average selling price of $169,000 in the first quarter of fiscal 2006

     -- 34 new customer deals were signed at an average selling price of $352,000, compared with 19 at an average selling price of $549,000 in the first quarter of fiscal 2006

     -- Revenues from the Americas region represented 58 percent of total revenue for the quarter; the Europe, Middle East, and Africa region represented 38 percent of total revenue; and Asia-Pacific represented nearly 4 percent of total revenue

     -- Gross margin of 45 percent declined 15 percentage points year-over-year driven by a higher percentage of lower margin consulting revenues to total revenues, reflecting the inclusion of former Intentia's larger consulting business

     -- Significant software license agreements were signed with AmerisourceBergen, Aurora Healthcare, Owensboro Medical Health System, San Antonio Water System, Ft. Bend County, Edward Health Services, Shriners Hospitals for Children, Rossignol, Grand Marnier, Trondos, and Seco Tools

     --   Lawson completed the acquisition of Competency Assessment Solutions
          (CAS), of Princeton, N.J., a provider of performance management solutions for the healthcare industry, resulting in four deals signed during the quarter

     -- The company signed its first Lawson M3 Enterprise Asset Management deal with a service-sector customer - Guilford County, N.C.

     -- The company signed its first Lawson S3 Business Intelligence deal with an M3 customer, Kansai Paint, in the Asia-Pacific region

     -- Lawson continued to see good customer adoption of Lawson System Foundation 9 with 54 additional customers upgrading in the quarter.

     Conference Call and Webcast

     The company will host a conference call and webcast at 4:30 p.m. Eastern Time (3:30 p.m. Central Time) today to discuss its first quarter results and future outlook.

     Interested parties may listen to the call by dialing 800-857-4748 (passcode Lawson 103) and international callers 1-210-234-7123. A live webcast will also be available on www.lawson.com. Interested parties should dial into the conference call or access the webcast approximately 10-15 minutes before the scheduled start time.

     A replay will be available approximately one hour after the conference call concludes and will remain available for one week. The replay number is 866-365-4157 and international 1-203-369-0224. The webcast will remain on www.lawson.com for approximately two weeks.

     About Lawson Software

     Lawson Software provides software and service solutions to 4,000 customers in manufacturing, distribution, maintenance and service sector industries across 40 countries. Lawson's solutions include Enterprise Performance Management, Supply Chain Management, Enterprise Resource Planning, Customer Relationship Management, Manufacturing Resource Planning, Enterprise Asset Management and industry-tailored applications. Lawson solutions assist customers in simplifying their businesses or organizations by helping them streamline processes, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com.

     Forward-Looking Statements

     This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: uncertainties in Lawson's ability to realize synergies and revenue opportunities anticipated from the Intentia International acquisition; uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; global military conflicts; terrorist attacks; pandemics, and any future events in response to these developments; changes in conditions in the company's targeted industries; increased competition and other risk factors listed in the company's most recent Quarterly Report on Form 10-K filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

     Use of Non-GAAP Financial Information

     In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Lawson Software reports non-GAAP financial results. These non-GAAP results exclude amortization of all acquisition-related intangibles, Intentia integration costs, restructuring charges, certain stock-based compensation expenses and other expenses. In addition, Lawson's non-GAAP financial results include pro forma revenue for maintenance contracts acquired in the Intentia acquisition for which the deferred revenue on Intentia's balance sheet has been eliminated from GAAP results as part of the purchase accounting for the acquisition. Lawson's management believes the non-GAAP measures used in this press release are useful to investors because they provide supplemental information that research analysts frequently use to analyze software companies that have recently made significant acquisitions. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method Lawson uses to produce non-GAAP results is not computed according to GAAP, may differ from the methods used by other companies, and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release. Additional information can be found on the investor relations page of Lawson's website at www.lawson.com/investor.


                              LAWSON SOFTWARE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)


                                     Three Months Ended     % Increase
                                  -------------------------
                                  Aug 31, 2006 Aug 31, 2005 (Decrease)
                                  ------------ ------------ ----------
Revenues:
 License fees                         $16,768      $18,604       (10%)
 Maintenance                           69,584       43,613         60%
 Consulting                            75,485       25,697        194%
                                  ------------ ------------
   Total revenues                     161,837       87,914         84%
                                  ------------ ------------

Cost of revenues:
 Cost of license fees                   5,042        2,421        108%
 Cost of maintenance                   14,228        7,348         94%
 Cost of consulting                    70,194       25,372        177%
                                  ------------ ------------
   Total cost of revenues              89,464       35,141        155%
                                  ------------ ------------

Gross profit                           72,373       52,773         37%
                                  ------------ ------------

Operating expenses:
 Research and development              20,325       14,500         40%
 Sales and marketing                   36,892       18,972         94%
 General and administrative            25,990       16,872         54%
 Restructuring                          3,392           10        +++
 Amortization of acquired
  intangibles                           2,389          374        +++
                                  ------------ ------------
   Total operating expenses            88,988       50,728         75%
                                  ------------ ------------

Operating income (loss)               (16,615)       2,045        ---
                                  ------------ ------------

Other income:
 Interest income                        3,593        2,305         56%
 Interest expense                        (267)          (6)       ---
 Other income                              40            -        +++
                                  ------------ ------------
   Total other income                   3,366        2,299         46%
                                  ------------ ------------

Income (loss) before income taxes     (13,249)       4,344        ---
Provision for income taxes              2,543          167        +++
                                  ------------ ------------
Net income (loss)                    $(15,792)      $4,177        ---
                                  ============ ============

Net income (loss) per share:
 Basic                                 $(0.08)       $0.04        ---
                                  ============ ============
 Diluted                               $(0.08)       $0.04        ---
                                  ============ ============

Shares used in computing net
 income (loss) per share:
 Basic                                185,845      101,151         84%
                                  ============ ============
 Diluted                              185,845      105,463         76%
                                  ============ ============



                              LAWSON SOFTWARE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                             Aug 31, 2006 May 31, 2006
                                             ------------ ------------
ASSETS
--------------------------------------------

Current assets:
 Cash and cash equivalents                      $211,807     $210,154
 Marketable securities                            72,046       90,348
 Trade accounts receivable, net                  151,826      159,933
 Income taxes receivable                           5,198        4,577
 Deferred income taxes                            21,465       21,465
 Prepaid expenses and other current assets        27,919       28,085
                                             ------------ ------------
   Total current assets                          490,261      514,562
                                             ------------ ------------

Long-term marketable securities                    5,147        6,079
Property and equipment, net                       27,705       26,189
Goodwill                                         453,921      454,550
Other intangibles assets, net                    149,490      154,695
Deferred income taxes                              9,294        9,294
Other assets                                       6,377        5,283
                                             ------------ ------------

Total assets                                  $1,142,195   $1,170,652
                                             ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY
--------------------------------------------

Current liabilities:
 Current portion of long-term debt                $3,645       $3,475
 Accounts payable                                 17,351       26,137
 Accrued compensation and benefits                77,315       88,245
 Income taxes payable                              4,701        3,195
 Deferred income taxes                             4,220        4,221
 Deferred revenue                                152,242      146,206
 Other current liabilities                        69,046       74,882
                                             ------------ ------------
   Total current liabilities                     328,520      346,361
                                             ------------ ------------

Long-term debt, less current portion               5,368        4,275
Deferred income taxes                              9,039        9,039
Deferred revenue - non-current                     8,249       10,840
Other long-term liabilities                       11,192        8,478
                                             ------------ ------------

Total liabilities                                362,368      378,993
                                             ------------ ------------

Stockholders' equity:
 Common stock                                      1,967        1,961
 Additional paid-in capital                      805,052      800,168
 Treasury stock, at cost                         (69,067)     (69,237)
 Deferred stock-based compensation                     -         (131)
 Retained earnings                                22,900       38,692
 Accumulated other comprehensive income           18,975       20,206
                                             ------------ ------------
Total stockholders' equity                       779,827      791,659
                                             ------------ ------------

Total liabilities and stockholders' equity    $1,142,195   $1,170,652
                                             ============ ============


                              LAWSON SOFTWARE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)


                                                Three Months Ended
                                             -------------------------
                                             Aug 31, 2006 Aug 31, 2005
                                             ------------ ------------
 Cash flows from operating activities:
  Net (loss) income                             $(15,792)      $4,177
  Adjustments to reconcile net (loss) income
   to net cash (used in) provided by
   operating activities:
    Depreciation and amortization                  9,718        3,726
    Deferred income taxes                             51           65
    Provision for doubtful accounts                1,955         (733)
    Tax benefit from stock option
     transactions                                   (329)           -
    Tax benefit (commitment) from
     stockholder transactions for option
     activity                                        (44)         173
    Amortization of stock-based compensation       2,084          132
    Stock-based compensation expense                   -        6,368
    Amortization of discounts on notes
     payable                                          13           13
    Amortization of discounts on marketable
     securities                                     (151)          21
  Changes in operating assets and
   liabilities, net of effect from
   acquisitions:
    Trade accounts receivable                      5,982         (878)
    Prepaid expenses and other assets             (3,464)       8,449
    Accounts payable                              (9,020)      (1,942)
    Accrued and other liabilities                (13,855)      (2,559)
    Income taxes                                     878           30
    Deferred revenue and customer deposits         4,338         (989)
                                             ------------ ------------
  Net cash (used in) provided by operating
   activities                                    (17,636)      16,053
                                             ------------ ------------

 Cash flows from investing activities:
  Cash paid in conjunction with acquisitions      (1,995)      (1,087)
  Purchases of marketable securities             (29,031)     (11,932)
  Maturities of marketable securities             48,446       21,889
  Purchases of property and equipment               (722)        (423)
                                             ------------ ------------
  Net cash provided by investing activities       16,698        8,447
                                             ------------ ------------

 Cash flows from financing activities
  Principal payments on long-term debt              (250)        (967)
  Payments on capital lease obligations             (493)           -
  Exercise of stock options                        2,461        2,019
  Excess tax benefit from stock transactions         329            -
  Issuance of treasury shares for employee
   stock purchase plan                               690        1,497
                                             ------------ ------------
  Net cash provided by financing activities        2,737        2,549
                                             ------------ ------------

 Effect of exchange rate changes on cash and
  cash equivalents                                  (146)           -
                                             ------------ ------------

 Increase in cash and cash equivalents             1,653       27,049
 Cash and cash equivalents at beginning of
  period                                         210,154      187,744
                                             ------------ ------------
 Cash and cash equivalents at end of period     $211,807     $214,793
                                             ============ ============


                              LAWSON SOFTWARE, INC.
              RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
                      (in thousands, except per share data)
                                   (unaudited)

                              Three Months Ended Aug 31,
                ------------------------------------------------------
                                     2006
                  2006               Non-     2005             2005
                   GAAP     Adj.      GAAP    GAAP     Adj.   Non-GAAP
                --------------------------- --------------------------
Revenues:
 License fees    $16,768       $-  $16,768  $18,604      $-   $18,604
 Maintenance      69,584    3,047   72,631   43,613       -    43,613
 Consulting       75,485    1,533   77,018   25,697       -    25,697
                --------------------------- --------------------------
  Total revenues 161,837    4,580  166,417   87,914       -    87,914

Cost of
 revenues:
 Cost of license
  fees             5,042   (2,594)   2,448    2,421    (809)    1,612
 Cost of
  maintenance     14,228   (1,009)  13,219    7,348  (1,001)    6,347
 Cost of
  consulting      70,194   (2,992)  67,202   25,372     (52)   25,320
                --------------------------- --------------------------
  Total cost of
   revenues       89,464   (6,595)  82,869   35,141  (1,862)   33,279
                --------------------------- --------------------------

                --------------------------- --------------------------
Gross profit      72,373   11,175   83,548   52,773   1,862    54,635
                --------- -------- -------- -------- ------- ---------

Operating
 expenses:
 Research and
  development     20,325     (209)  20,116   14,500     (55)   14,445
 Sales and
  marketing       36,892   (1,337)  35,555   18,972    (460)   18,512
 General and
  administrative  25,990   (3,299)  22,691   16,872  (7,030)    9,842
 Restructuring     3,392   (3,392)       -       10     (10)        -
 Amortization of
  acquired
  intangibles      2,389   (2,389)       -      374    (374)        -
                --------------------------- --------------------------
  Total
   operating
   expenses       88,988  (10,626)  78,362   50,728  (7,929)   42,799
                --------------------------- --------------------------

                --------------------------- --------------------------
Operating Income
 (loss)          (16,615)  21,801    5,186    2,045   9,791    11,836
                --------------------------- --------------------------

Other income:
 Interest income   3,593        -    3,593    2,305    (357)    1,948
 Interest
  expense           (267)       -     (267)      (6)      -        (6)
 Other income
  (expense)           40        -       40        -       -         -
                --------------------------- --------------------------
  Total other
   income          3,366        -    3,366    2,299    (357)    1,942
                --------------------------- --------------------------

Income (loss)
 before income
 taxes           (13,249)  21,801    8,552    4,344  10,148    13,778
Provision
 (benefit) for
 income taxes      2,543    1,316    3,859      167   5,476     5,643
                --------------------------- --------------------------
Net income
 (loss)         $(15,792) $20,485   $4,693   $4,177  $4,672    $8,135
                ========= ======== ======== ======== ======= =========
Weighted average
 shares          185,845           189,448  105,463           105,463
Earnings per
 share - diluted  $(0.08)            $0.02    $0.04             $0.08


     Use of Non-GAAP Financial Information

     In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Lawson Software reports non-GAAP financial results. These non-GAAP results exclude amortization of all acquisition-related intangibles, Intentia integration costs, restructuring charges, certain stock-based compensation expenses and other expenses. In addition, Lawson's non-GAAP financial results include pro forma revenue for maintenance contracts acquired in the Intentia acquisition for which the deferred revenue on Intentia's balance sheet has been eliminated from GAAP results as part of the purchase accounting for the acquisition. Lawson's management believes the non-GAAP measures used in this press release are useful to investors because they provide supplemental information that research analysts frequently use to analyze software companies that have recently made significant acquisitions. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method Lawson uses to produce non-GAAP results is not computed according to GAAP, may differ from the methods used by other companies, and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release. Additional information can be found on the investor relations page of Lawson's website at www.lawson.com/investor.


                              LAWSON SOFTWARE, INC.
                         SUPPLEMENTAL NON-GAAP MEASURES
                  INCREASE (DECREASE) IN GAAP AMOUNTS REPORTED
                                 (in thousands)
                                   (unaudited)

                                            Three Months Ended Aug 31,
                                            --------------------------
                                                2006         2005
                                            ------------- ------------
Revenue items
   Purchase accounting impact on
    maintenance                                   $3,047           $-
   Purchase accounting impact on consulting        1,533            -
                                            ------------- ------------
      Total revenue items                          4,580            -

Cost of license items
   Amortization of acquired software              (2,594)        (809)

Cost of maintenance items
   Amortization of purchased maintenance
    contracts (Siemens)                             (957)      (1,001)
   Integration related (1)                           (52)           -
                                            ------------- ------------
      Total cost of maintenance items             (1,009)      (1,001)

Cost of consulting items
   Integration related (1)                        (2,756)         (50)
   Non-cash stock-based compensation (3)            (236)          (2)
                                            ------------- ------------
      Total cost of consulting items              (2,992)         (52)

Research and development items
   Integration related (1)                           (33)         (49)
   Non-cash stock-based compensation (3)            (176)          (6)
                                            ------------- ------------
      Total research and development items          (209)         (55)

Sales and marketing items
   Integration related (1)                          (926)        (449)
   Non-cash stock-based compensation (3)            (411)         (11)
                                            ------------- ------------
      Total sales and marketing items             (1,337)        (460)

General and administrative items
   Integration related (1)                        (2,037)        (754)
   Non-cash stock-based compensation (3)          (1,262)      (6,276)
                                            ------------- ------------
      Total general and administrative            (3,299)      (7,030)

Restructuring                                     (3,392)         (10)

Amortization of acquired intangibles              (2,389)        (374)

Other income (expense)                                 -         (357)

Tax provision (2)                                  1,316        5,476

Net income                                       $20,485       $4,672
                                            ============= ============



(1) Represents integration related expenses relating to the acquisition of Intentia International.
(2) Based on a projected annual global effective tax rate analysis, non-GAAP Q1 tax provision was calculated to be 45.1%. This high computed tax rate is due to the effect of not recording tax benefits for losses in jurisdictions with a history of losses, and for which there is no expected provision on a non-GAAP basis.
(3) Non-cash stock-based compensation for 2005 relates to a stock option modification resulting in $6.3M in expense under APB 25.. Non- cash stock-based compensation for 2006 relates to the adoption of FAS 123(R)


     CONTACT: Lawson Software, Inc.
              Media:
              Terry Blake, 651-767-4766
              terry.blake@lawson.com
              or
              Investors and Analysts:
              Barbara Doyle, 651-767-4385
              barbara.doyle@lawson.com